Exhibit 8.3

Opinion of Cadwalader, Wickersham & Taft, LLP

[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT, LLP]

January 19, 2012

UBS AG

Bahnhofstrasse 45

CH-8098 Zurich

Switzerland

Ladies and Gentlemen:

As special tax counsel to UBS AG (the “Company”) in connection with the registration of an unspecified aggregate initial offering price or number of the debt securities to be issued (on a delayed and continuous basis) by the Company, pursuant to the base prospectus dated January 11, 2012 (“Base Prospectus”), prospectus supplements (“Prospectus Supplement”), free writing prospectuses (“FWP”) and pricing supplements (“Pricing Supplement” and together with the Base Prospectus, Prospectus Supplement and FWP, the “Prospectus”) that forms a part of the registration statement on Form F-3 (Registration No. 333-178960) of the Company filed with the Securities and Exchange Commission on January 11, 2012 (the “Registration Statement”) to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions that refer to our name set forth under the headings “U.S. Tax Considerations” and “Supplemental U.S. Tax Considerations” contained in the Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the headings “U.S. Tax Considerations” and “Supplemental U.S. Tax Considerations” in the Prospectus in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft, LLP